FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment"), made and entered into as of September 5, 2002, by and between FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as successor by merger to General Electric Capital Corporation, a New York corporation ("GE Capital"), as sole "Lender" under the "Loan Agreement" hereinafter referred to and as agent for itself and the other "Lenders" who may hereafter become parties to the Loan Agreement (GE Capital, in such capacity, the "Agent").

RECITALS:

A. Borrower and GE Capital, as a Lender and as Agent, are parties to a certain Amended and Restated Loan Agreement, dated as of December 30, 1999 (as amended to date, the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Loan Agreement), pursuant to which GE Capital, as sole Lender thereunder, makes certain financial accommodations to Borrower.

B. Borrower has requested that GE Capital, as sole Lender, agree to (i) modify in certain respects the financial covenants set forth in the Loan Agreement and (ii) make an additional term loan to Borrower in the amount of Five Million Dollars ($5,000,000) in the form of an increase in like amount to GE Capital's existing Term Loan to Borrower.

C. Subject to the terms and conditions set forth herein, GE Capital, as sole Lender, is willing to make such accommodations to Borrower.

D. Borrower and GE Capital, as sole Lender and Agent, desire to enter into this Amendment in order to evidence their mutual agreements regarding the foregoing matters and certain related matters.

In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

    Amendments to Loan Agreement. Effective upon fulfillment, to the satisfaction of Lenders, of the conditions precedent set forth in Section 2 hereof, the Loan Agreement shall be deemed to be amended as follows:

      Amendments to Section 1.1 of the Loan Agreement.

        Section 1.1 of the Loan Agreement shall be deemed to be amended by inserting therein the following terms:

        "Aggregate Borrowing Limit" means the sum of (a) 80% of Borrower's Eligible Accounts plus (b) 85% of the appraised orderly liquidation value of Borrower's Eligible Inventory (after taking into account reasonably estimated expenses of sale) plus (c) the lesser of (i) 85% of the appraised orderly liquidation value of Borrower's Equipment and (ii) 100% of the appraised forced liquidation value of Borrower's Equipment (in either case, after taking into account reasonably estimated expenses of sale) plus (d) 70% of the appraised value of the Owned Real Property subject to the Mortgage, with such appraised value to be determined on the assumption that a sale must occur no later than twelve (12) months after the initial list date and after taking into account reasonably estimated expenses of sale. All appraisals used in determining Collateral values for purposes of this definition must be prepared by an accredited appraiser satisfactory to the Agent in accordance with applicable industry standards and otherwise be satisfactory to the Agent in all respects.

        "Collection Notice" means a notice by the Agent to a bank at which a Collection Account is maintained, to remit all collections in such account on a daily basis to the Agent's Deposit Account or such other account as the Agent shall direct such bank.

        "Fifth Amendment" means the Fifth Amendment to Amended and Restated Loan Agreement, dated the Fifth Amendment Date, among Borrower, Lenders and the Agent.

        "Fifth Amendment Date" means September 5, 2002, the date of the Fifth Amendment.

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the definition of "Commitment" therefrom and substituting in lieu thereof the following revised definition of "Commitment":

        "Commitment" means Twenty Million Dollars ($20,000,000), as such amount may be increased to Twenty-Five Million Dollars ($25,000,000) pursuant to the Subsequent Commitment Increase provided in Section 2.8, unless and until reduced to zero pursuant to Section 3.2(a).

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the definition of "Blocked Account Agreements" therefrom and substituting in lieu thereof the following revised definition of "Blocked Account Agreements":

        "Blocked Account Agreements" means, collectively, the agreements executed by Borrower, the Agent and each bank at which a Collection Account is maintained, each in form and substance satisfactory to the Agent, pursuant to which, among other things (a) Borrower has granted a Lien on each Collection Account in favor of the Agent for the benefit of Lenders, (b) the Agent has authorized each bank at which a Collection Account is maintained, prior to receipt of a Collection Notice, to remit all Collections on a daily basis to Borrower's Deposit Account and (c) Borrower has directed each bank at which a Collection Account is maintained, from and after receipt by such bank of a Collection Notice, to remit all collections in such Collection Account to the Agent's Deposit Account.

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting from the first paragraph of the definition of Borrowing Base the phrase "at such time as a Triggering Event has occurred and is continuing" and substituting in lieu thereof the phrase "at such time as the Agent requests".

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the definition of "Financial Covenants" therefrom and substituting in lieu thereof the following revised definition of "Financial Covenants":

        "Financial Covenants" means the covenants contained in Sections 6.18, 6.19, 6.24 and 6.25 of this Agreement.

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the definition of "Fixed Rate" therefrom and substituting in lieu thereof the following revised definition of "Fixed Rate":

        "Fixed Rate" means the LIBOR Rate plus the "Applicable LIBOR Margin". The "Applicable LIBOR Margin" shall mean, as to the Revolving Credit Loan, two and three-fourths percent (2-3/4%) per annum and, as to the Term Loan and all other Obligations (other than Obligations under the Revolving Credit Loan), three percent (3%) per annum.

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the definition of "Floating Rate" therefrom and substituting in lieu thereof the following revised definition of "Floating Rate":

        "Floating Rate" means the Index Rate plus one and three-fourths percent (1 3/4%) per annum.

        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the term "Triggering Event" therefrom.
        Section 1.1 of the Loan Agreement shall be deemed to be further amended by deleting the term "AGL Working Capital Facility" therefrom.

      Amendment to Section 2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement shall be deemed to be amended by deleting paragraph (a) therefrom and substituting in lieu thereof the following revised paragraph (a):

      (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date to (but not including) the Commitment Termination Date, each Lender agrees, severally and for itself alone, that it shall, pro rata according to that Lender's pro rata share of the Commitment, make Advances to Borrower in such amounts as Borrower may request in accordance with Section 2.1(b); provided that, after giving effect to each such Advance, (i) the Facility Usage does not exceed the lesser of (A) the Commitment or (B) the Borrowing Base, (ii) the sum of (1) the Facility Usage plus (2) the outstanding principal balance of the Term Loan plus (3) the maximum amount of the India Guaranty does not exceed the Aggregate Borrowing Limit and (iii) Borrower is in compliance with Section 6.24. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this Section 2.1(a) without premium or penalty.

      Amendment to Section 2.2 of the Loan Agreement. Section 2.2 of the Loan Agreement shall be deemed to be amended by deleting the first sentence of paragraph (a) thereof and substituting in lieu thereof the following sentence:

      Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date to (but not including) the Commitment Termination Date, the Agent shall arrange for the issuance by the Letter of Credit Issuer of such Letters of Credit as Borrower may request by a Request for Letter of Credit; provided that, after giving effect to the Letter of Credit Obligations incurred by the Lenders as a result thereof, (i) the aggregate amount of all Letter of Credit Obligations then outstanding does not exceed $4,000,000, (ii) the Facility Usage does not exceed the lesser of (A) the Commitment or (B) the Borrowing Base, (iii) the sum of (1) the Facility Usage plus (2) the outstanding principal balance of the Term Loan plus (3) the maximum amount of the India Guaranty does not exceed the Aggregate Borrowing Limit and (iv) Borrower is in compliance with Section 6.24.

      Amendment to Section 2.3 of the Loan Agreement. Section 2.3 of the Loan Agreement shall be deemed to be amended by deleting paragraph (a) thereof and substituting in lieu thereof the following revised paragraph (a):

      (a) Pursuant to the Existing Loan Agreement, Lenders made to Borrower terms loans (individually, the "Term Loan" and, collectively, the "Term Loans") in the principal amount of $35,000,000, the outstanding principal balance of which on the Fifth Amendment Date is $10,000,000. Effective upon satisfaction of the conditions precedent to the effectiveness of the Fifth Amendment set forth in Section 2 thereof and the conditions precedent set forth in Section 8.2(b), (c) and (e) of this Agreement, the aggregate principal amount of the Term Loans shall be increased by $5,000,000 ("Term Loan Increase") to $15,000,000 and each Lender shall advance to Borrower its Pro Rata Share of the Term Loan Increase. From and after the date of such advance of the Term Loan Increase, the terms "Term Loan" and "Term Loans", when used herein, shall refer to the Term Loan and the Term Loans as increased by the Term Loan Increase. The proceeds of the Term Loan Increase shall be used by Borrower to make the intercompany loan to AGL described in Section 6.9.

      Amendments to Section 2.8 of the Loan Agreement.   Paragraph (a) of Section 2.8 of the Loan Agreement shall be deemed to be deleted in its entirety and the following revised paragraph (a) substituted in lieu thereof:

      (a) Subsequent Commitment Increase. Subject to the satisfaction of each of the conditions set forth in Section 2.8(b), at Borrower's written request, delivered by Borrower to the Agent at least fifteen (15) days prior to the requested increase date and specifying the requested increase date ("Subsequent Commitment Increase Date"), the Commitment shall be increased ("Subsequent Commitment Increase") on no more than one Subsequent Commitment Increase Date by an amount of Five Million Dollars ($5,000,000).

        Paragraph (b) of Section 2.8 shall be deemed to be amended by deleting clauses (i) and (ii) thereof in their entireties and substituting in lieu thereof the following revised clauses (i) and (ii):

        (i) There shall be no more than one (1) Subsequent Commitment Increase.

        (ii) [Intentionally not used].

        Paragraph (b) of Section 2.8 shall be deemed to be further amended by deleting clause (x) thereof in its entirety substituting in lieu thereof the following revised clause (x):

      (x) Borrower shall pay to Lenders a fee for the Subsequent Commitment Increase in an amount of three-eighths percent (.375%) of the amount of such increase which fee shall be fully-earned and non-refundable on the date of such increase.

      Amendment to Section 3.1 of the Loan Agreement. Section 3.1 of the Loan Agreement shall be deemed to be amended by deleting paragraph (a) thereof and substituting in lieu thereof the following revised paragraph (a):

      (a) All Collections which in accordance with the provisions of the Blocked Account Agreements are remitted to the Agent's Deposit Account from the Collection Accounts following a Collection Notice shall be applied on a daily basis to the prepayment of the Revolving Credit Loan and, from and after the Commitment Termination Date, to the repayment of any and all other Obligations of Borrower. The entire unpaid balance of the Revolving Credit Loan shall be due and payable in full in Cash on the Commitment Termination Date.

      Amendment to Section 3.3 of the Loan Agreement. Section 3.3 of the Loan Agreement shall be deemed to be amended by inserting at the end of such Section the following new paragraph (e):

      (e) If at any time the sum of (1) the Facility Usage plus (2) the outstanding principal balance of the Term Loan plus (3) the maximum amount of the India Guaranty exceeds the Aggregate Borrowing Limit, then Borrower shall immediately pay in cash the Term Loan and/or the Advances (at the election of the Borrower) in an amount sufficient to eliminate such excess. Any payment of Advances made hereunder shall be applied to the Advances in the order in which such Advances are made.

      Amendment to Section 3.5 of the Loan Agreement. Section 3.5 of the Loan Agreement shall be deemed to be amended by deleting the first sentence of paragraph (a) thereof and substituting in lieu thereof the following sentence:

      Provided that no Default or Event of Default has occurred and is continuing, Borrower may elect that the Term Loans or a portion thereof and/or any Advance or a portion thereof bear interest at the Fixed Rate, in each case for such Interest Period as Borrower shall select; provided that (i) Borrower may not have more than three Interest Periods in effect at any time with respect to the Term Loans or more than three interest periods in effect at any time with respect to the Revolving Credit Loan, and (ii) Borrower may not make such an election unless the principal amount of the Advance or Term Loans or portion thereof as to which such election is made shall be in an aggregate amount not less than $3,000,000 or any integral multiple of $1,000,000 in excess thereof (provided, that the principal amount as to which such election is made may be in an aggregate principal amount of $1,000,000 or integral multiples thereof at any time while GE Capital is the only Lender hereunder); and (iii) the aggregate amount of Fixed Rate Loans to which any Interest Period relates shall not be reduced, by payment, prepayment or otherwise to be less than $3,000,000 (provided, that, subject to the requirements of Section 3.12, such amount may be reduced to zero at any time while GE Capital is the only Lender hereunder).

      Amendment to Section 3.6 of the Loan Agreement. Section 3.6 of the Loan Agreement shall be deemed to be amended by deleting the phrase, "one-quarter of one percent (1/4 of 1%)" therein and substituting in lieu thereof the phrase "three-eighths of one percent (3/8 of 1%)".

      Amendment to Section 3.8 of the Loan Agreement. Section 3.8 of the Loan Agreement shall be deemed to be deleted in its entirety and the following revised Section 3.8 substituted in lieu thereof:

      3.8 Agent's Fees. Borrower shall pay to the Agent, for its account, an agency fee in the amount of Fifty Thousand Dollars ($50,000) per year, payable on each anniversary of the Closing Date.

      Amendment to Article 5 of the Loan Agreement. Article 5 of the Loan Agreement shall be deemed to be amended by adding immediately after Section 5.14 thereof (which itself was added pursuant to the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of June 12, 2001, among the parties hereto ("Second Amendment")), the following new Section 5.15:

      5.15 Appraisals. At such times as the Agent shall request (but unless a Default or Event of Default has occurred and is continuing, not more than once in each Fiscal Quarter), Borrower shall deliver to the Agent such appraisals or re-appraisals of the Inventory, Equipment and Owned Real Property as the Agent shall request, prepared by an accredited appraiser satisfactory to the Agent in accordance with applicable industry standards and otherwise satisfactory to the Agent in all respects.

      Amendment to Section 5.13 of the Loan Agreement. Section 5.13 of Loan Agreement is hereby amended by deleting the last two sentences thereof and substituting in lieu thereof the following two sentences:

      Borrower acknowledges and agrees that, from and after the Agent gives a Collection Notice to a bank at which a Collection Account is maintained, only the Agent shall have any power of withdrawal with respect to such Collection Account and Borrower shall not have any right to withdraw the sums deposited therein. In accordance with the provisions of the Blocked Account Agreements Borrower will instruct each bank at which a Collection Account is maintained that, from and after the Agent gives a Collection Notice to such bank, such bank is to remit the collected balance in such account on a daily basis, in immediately available funds, to the Agent's Deposit Account or as the Agent shall otherwise direct for application to the Obligations as provided in Section 3.1(a).

      Amendments to Section 6.3 of the Loan Agreement.

        Section 6.3 of the Loan Agreement shall be deemed to be amended by deleting clause (i) thereof and substituting in lieu thereof the following revised clause (i):

        (i) cash dividends declared and paid by Borrower on the Exchangeable Preferred Stock; provided that (A) such dividends are declared and paid in accordance with the terms of the Certificate of Designations as in effect on the Closing Date; (B) no Default or Event of Default has occurred and is continuing hereunder or would result from the declaration and payment of any such dividend; (C) such dividends are permitted to be paid under Section 4.08 of the Senior Subordinated Note Indenture as in effect on the Closing Date (without requiring the obtaining of any waiver or consent from the holders of the Senior Subordinated Notes); (D) after giving effect to the payment of any such dividend, Borrower will have "Excess Availability" (as defined in Section 6.24) of at least $14,000,000 and (E) the Agent shall have received all of the following prior to the declaration and payment of each such dividend, all in form and substance satisfactory to the Agent and legal counsel for the Agent: (1) an Officer's Certificate affirming that the conditions set forth in clauses (A), (B), (C) and (D) above have been satisfied with respect to such dividend (and attaching all calculations necessary to demonstrate satisfaction of the conditions set forth at clauses (C) and (D) above); (2) such documentation as the Agent may request to confirm that such dividend has been duly authorized, including certificates of corporate resolutions, certificates of Responsible Officials and the like; (3) upon the written request of the Agent, the legal opinion of Debevoise & Plimpton, special counsel to Borrower, with respect to such dividend, in form and substance reasonably satisfactory to the Agent, together with copies of all factual certificates and legal opinions upon which such counsel has relied; and (4) upon the written request of the Agent, the favorable written opinion of Chartered Capital Advisors, Inc., valuation consultants to Borrower or other valuation consultants selected by Borrower and acceptable to Lender, as to the solvency of Borrower after giving effect to the declaration and payment of such dividend (any such dividend meeting the requirements of clauses (A)-(E) above, a "Permitted Preferred Stock Dividend");

        Section 6.3 of the Loan Agreement is hereby further amended by deleting clause (l) thereof in its entirety, such that Borrower will no longer be permitted to purchase, or to permit any Subsidiary to purchase, Exchangeable Preferred Stock or Senior Subordinated Notes without Lenders' prior written consent.

      Amendment to Section 6.7 of the Loan Agreement. Section 6.7 of the Loan Agreement shall be deemed to be amended by deleting clause (l) thereof (which clause was added pursuant to the Second Amendment) in its entirety.

      Amendment to Section 6.8 of the Loan Agreement. Section 6.8 of the Loan Agreement shall be deemed to be amended by deleting clause (n) thereof (last amended pursuant to the Second Amendment) and substituting in lieu thereof the following revised clause (n):

      and (n) Indebtedness of AGL under the GE Capital India Loan Documents and Indebtedness of AGL to Borrower under the intercompany loan described in Section 6.9 hereof.

      Amendment to Section 6.9 of the Loan Agreement. Section 6.9 of the Loan Agreement is hereby amended by adding the following clause (e) at the end of such Section:

      (e) provided that Borrower or AGL has obtained any required consent to such loan of any Indian Governmental Agency, Borrower may make a loan to AGL from the proceeds of the Term Loan Increase, the proceeds of which will be used by AGL for working capital purposes, and the Borrower may permit AGL to convert its obligations under such loan to capital stock of AGL so long as a sufficient number of such shares is pledged to the Agent pursuant to the T-H Licensing Pledge Agreement or otherwise such that at all times at least sixty-five percent (65%) of the issued and outstanding shares of capital stock of AGL are pledged to the Agent.

      Amendment to Section 6.12 of the Loan Agreement. Section 6.12 of the Loan Agreement is hereby amended by deleting the phrase "at any time when a Triggering Event is not in existence" and substituting in lieu thereof the phrase "at any time when no Collection Notice has been given".

      Amendment to Section 6.18 of the Loan Agreement. Section 6.18 of the Loan Agreement is hereby deleted and the following revised Section 6.18 is hereby substituted in lieu thereof:

      Section 6.18 Capital Expenditures. Borrower shall not, and shall not permit any Subsidiary to, make or commit to make Capital Expenditures in any Fiscal Year which exceed in the aggregate for Borrower and its Subsidiaries the sum of $6,250,000 during the Fiscal Year ending December 31, 2002, $5,000,000 during the Fiscal Year ending December 31, 2003, and $10,000,000 during the Fiscal Year ending December 31, 2004 and each subsequent Fiscal Year; provided that, in the event that, for any Fiscal Year, the maximum aggregate amount set forth above exceeds the amount of Capital Expenditures actually made in such Fiscal Year, the unused portion of such permitted amount for such Fiscal Year may be carried forward and used solely in the next succeeding Fiscal Year for Capital Expenditures, but only after the entire amount actually scheduled for use in such succeeding Fiscal Year shall have been used.

      Amendments to Sections 6.20, 6.21 and 6.22 of the Loan Agreement. Sections 6.20, 6.21 and 6.22 of the Loan Agreement shall be deemed to be deleted in their entireties and the phrase "Intentionally Not Used" substituted in lieu thereof.

      Amendment to Section 6.23 of the Loan Agreement. Section 6.23 of the Loan Agreement (last amended pursuant to the Second Amendment) is hereby deleted and the following revised Section 6.23 is hereby substituted in lieu thereof.

      6.23 Amendments to Certain Documents. Borrower shall not, nor shall permit any Subsidiary to (a) amend, modify or change, or consent or agree to any amendment, modification or change to, the GE Capital India Base Loan Documents or amend, modify or change in any material respect, or consent or agree to any amendment, modification or change in any material respect to, any of the other GE Capital India Loan Documents or (b) amend, modify or change in any material respect or consent or agree to any amendment, modification or change in any material respect to, the AGL Shareholders Agreement, the AGL Subscription Agreement, the Supply Agreement or the Technical Assistance Agreement, other than (i) amendments, modifications or changes to the AGL Shareholders Agreement to permit the issuance of additional shares of capital stock of AGL pursuant to the loan conversion described in Section 6.1(e), (ii) amendments, modifications or changes to the Supply Agreement which allow for a lower cost to Borrower of products supplied by AGL to Borrower thereunder and (iii) amendments, modifications or changes to the Technical Assistance Agreement which increase the distributions payable by AGL to Borrower thereunder.

      Amendment to Section 6.24 of the Loan Agreement. Section 6.24 of the Loan Agreement dealing with "Minimum Excess Availability" (added pursuant to the Third Amendment to Loan and Security Agreement, dated as of August 13, 2001, among the parties hereto and erroneously numbered "Section 6.23") is hereby deleted and the following revised Section 6.24 is hereby substituted in lieu thereof.

      6.24 Minimum Excess Availability. Borrower shall maintain at all times "Excess Availability" of at least Seven Million Dollars ($7,000,000). For purposes hereof, "Excess Availability" shall mean, at any time, an amount equal to (a) the Borrowing Base minus (b) the sum of all outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit.

      New Section 6.25 of the Loan Agreement. The Loan Agreement shall be deemed amended by adding to Article 6 the following new Section 6.25:

      6.25 Maximum Past Due Accounts Payable. Borrower will not permit more than 10% of its accounts payable to be more than sixty (60) days past due at any time.

      Amendments to Section 7.2 of the Loan Agreement.

        Section 7.2 of the Loan Agreement shall be deemed to be amended by deleting clause (a) thereof and substituting in lieu thereof the following revised clause (a):

        (a) not later than fifteen (15) days after the end of each calendar month, or more frequently as the Agent shall request, a Borrowing Base Certificate reflecting the Borrowing Base as at the end of such calendar month or other applicable period, and showing compliance with the terms thereof signed by a Responsible Official of Borrower;

        Section 7.2 of the Loan Agreement shall be deemed to be further amended by deleting the phrase "upon the occurrence of a Triggering Event and during the continuance thereof" in clause (c) thereof, such that such clause will begin with the words "in addition to the items provided for in clauses (a) and (b), if the Agent shall request".

    (x) Amendment to Section 9.1 of the Loan Agreement. Section 9.1 of the Loan Agreement shall be deemed to be amended by deleting clause (q) thereof in its entirety.

    Conditions Precedent. This Amendment shall not become effective unless and until each of the following conditions precedent shall have been fulfilled, to GE Capital's satisfaction:

      Term Note. Borrower shall have executed and delivered to GE Capital a new Term Note in the amount of $15,000,000 in replacement for the existing Term Note.

      Other Loan Documents. Other than the documents contemplated by Sections 3(g) and 3(h), Borrower shall have executed and delivered to GE Capital such additional Loan Documents and amendments to the existing Loan Documents (including, without limitation the Mortgage) as GE Capital shall deem to be necessary or appropriate in connection with the execution and delivery of this Amendment.

      Consents. Borrower or AGL shall have obtained and delivered to GE Capital certified copies of any consents and approvals of the holders of the Senior Subordinated Notes, all Governmental Agencies and all other Persons that are required to permit the Term Loan Increase and the other provisions of this Amendment other than any consent of any Indian Governmental Agency which is required with respect to the intercompany loan described in Section 6.9(e).

      Authority; Opinions. GE Capital shall have received (i) certified copies of board resolutions and (as required) shareholder resolutions, of Borrower and T-H Licensing, authorizing the consummation of the transactions described herein and (ii) such opinions of counsel as GE Capital shall require relative to the matters described herein.

      Fee. Borrower shall have paid to GE Capital an amendment fee in the amount of $100,000.

      Senior Subordinated Note Indenture. GE Capital shall have received such certifications from Borrower and opinions of Borrower's counsel as GE Capital shall reasonably request certifying and advising that Borrower's incurrence of Indebtedness to GE Capital in respect of the Term Loan Increase and the other transactions contemplated hereby are permissible pursuant to the Senior Subordinated Note Indenture and that Borrower's obligations in respect of such Term Loan Increase shall constitute "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Note Indenture,

      Representations and Warranties. The representations and warranties contained in Article 4 of the Loan Agreement shall be true and correct in all material respects on and as of the effective date hereof as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by the Loan Agreement).

      Absence of Litigation. There shall not be pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect.

      No Default; Contractual Obligations. After giving effect to this Amendment, Lancer, Borrower and T-H Licensing shall be in compliance with all the terms and provisions of the Loan Documents to which they are party, and no Default or Event of Default shall have occurred and be continuing. The execution and delivery by Borrower of this Amendment and the consummation of the transactions contemplated hereby shall not cause Borrower to violate any Contractual Obligation to which it is party or by which it is bound.

      No Material Adverse Effect. Since December 31, 2001, there shall not have occurred: (1) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (2) any dividends or other distributions made to the stockholders of Borrower, except as permitted by Section 6.3 of the Loan Agreement and Section 7(b) of the Lancer Pledge Agreement.

      Compliance with Laws. Lenders shall be satisfied that Borrower and its Subsidiaries are in compliance with all applicable Laws, including, without limitation, all Environmental Laws and all Laws pertaining to labor, occupational safety and health and ERISA matters except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

    Other Agreements.

      Except as set forth expressly herein and above, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and Lenders. In furtherance of the foregoing, Borrower acknowledges that from and after the date hereof, it shall continue to be bound by all provisions of the Loan Agreement as amended hereby. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

      Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of counsel to GE Capital incurred in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby.

      To induce the Agent and Lenders to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower as against the Agent or Lenders with respect to the Obligations.

      This Amendment shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and all applicable laws of the United States of America.

      This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same agreement.

      At the request of the Agent at any time hereafter, Borrower shall cause T-H Licensing to deliver to GE Capital India a pledge in form and substance satisfactory to the Agent of all of the AGL Acquired Shares as security for the obligations of AGL to GE Capital India under the GE Capital India Loan Documents, which pledge agreement shall be subject only to the Liens of the Agent pursuant to the T-H Licensing Pledge Agreement.

      In accordance with the requirements of the Security Agreement, within ninety (90) days after the date hereof, Borrower shall deliver to the Agent (i) Blocked Account Agreements executed by each bank or financial institution holding a "Deposit Account" (as defined in the Security Agreement) for Borrower, providing, among other things, that effective upon delivery of a Collection Notice by the Agent to each such bank, the Agent shall have control over the proceeds in each such account and (ii) control agreements, in form and substance reasonably satisfactory to GE Capital, from each issuer of uncertificated securities, securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for Borrower, providing, among other things, that upon delivery by the Agent to each such person of a control notice, the Agent shall have control over the applicable financial assets.

      Within thirty (30) days after the date hereof, Borrower shall deliver, or cause to be delivered, to the Agent (i) all stock certificates evidencing any shares of Capital Stock of Borrower which have not previously been delivered to the Agent pursuant to the Lancer Pledge Agreement, accompanied by stock powers executed in blank, (ii) an amendment and restatement of the Subsidiary Security Agreement in the form previously provided by the Agent to the Borrower conforming such Agreement to the provisions of Revised Article 9 of the UCC and (iii) current lists of Borrower's and its Subsidiaries' patents and trademarks which are registered with any Governmental Agency.

(i) Lender acknowledges that the write-down by Borrower of its goodwill set forth in Borrower's financial statements dated June 30, 2002 does not constitute an Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FAIRFIELD MANUFACTURING

COMPANY, INC.

By:

Richard A. Bush

Vice President-Chief Financial Officer

GENERAL ELECTRIC CAPITAL

CORPORATION, as Agent

By:

Name:

Title:

GENERAL ELECTRIC CAPITAL

CORPORATION, as Lender

By:

Name:

Title:

ACKNOWLEDGMENT OF GUARANTOR

The undersigned, T-H Licensing, Inc., hereby (a) acknowledges its receipt of a copy of and consents to the within and foregoing amendment, (b) agrees to be bound by the provisions thereof and (c) acknowledges and agrees that the Subsidiary Guaranty, the Subsidiary Security Agreement and all other Loan Documents to which the undersigned is a party shall continue in full force and effect from and after the execution and delivery of the within and foregoing Amendment without diminution or impairment.

IN WITNESS WHEREOF, the undersigned has set its hand as of the 5th day of September, 2002.

T-H LICENSING, INC.

By:

Name:

Title:

ACKNOWLEDGMENT OF LANCER

The undersigned, Lancer Industries Inc., hereby (a) acknowledges its receipt of a copy of and consents to the within and foregoing amendment, (b) agrees to be bound by the provisions thereof and (c) acknowledges and agrees that the Lancer Pledge Agreement shall continue in full force and effect from and after the execution and delivery of the within and foregoing Amendment without diminution or impairment.

IN WITNESS WHEREOF, the undersigned has set its hand as of the 5th day of September, 2002.

LANCER INDUSTRIES INC.

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